Exhibit 32.02

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jeffrey R. Miceli, Chief Financial Officer of R. J. O’Brien Fund Management, Inc.. (“RJOFM”), Managing Owner of JWH Global Trust (the “Trust”), certify that (i) the attached 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the attached Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Jeffrey R. Miceli
Jeffrey R. Miceli
Senior Vice President and Chief Financial Officer
R.J. O’Brien Fund Management, Inc.
March 27, 2007